SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 16, 2001
Date of Report (Date of earliest event reported)

ADVANCED TECHNICAL PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-01298 (Commission File Number)	11-1581582 (I.R.S. Employer Identification No.)

200 MANSELL COURT, EAST, SUITE 505
ROSWELL, GEORGIA 30076
(Address of principal executive offices)  (Zip Code)

(770) 993-0291
(Registrant’s telephone number,
including area code)

NOT APPLICABLE
(Former name and former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On May 16, 2001, Advanced Technical Products, Inc. (the “Company”), announced that it had signed a definitive purchase agreement with M.C. Gill Corporation. The agreement specifies that M.C. Gill Corporation will purchase certain assets of Alcore, Inc., a wholly owned subsidiary of the Company, and all of the stock of Alcore, Inc.’s wholly owned French subsidiary, Alcore Brigantine, S.A., for approximately $5 million. The transaction is scheduled to close no later than June 29, 2001. The Company will retain only certain assets of Alcore that are in the process of being liquidated. The net value of the liquidated assets are anticipated to generate net proceeds of approximately $1.7 to $2.7 million.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

Exhibit No.		Description

2	.1*	Agreement for Purchase and Sale Of Assets dated as of May 15, 2001, by and among Advanced Technical Products, Inc., Alcore, Inc., and Alcore Acquisition Corp.

99.1		Press Release dated May 16, 2001

*The exhibits and schedules thereto have been omitted but copies thereof will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED TECHNICAL PRODUCTS, INC. By: /s/ James P. Hobt —————————————— Name: James P. Hobt Title: Vice President & Chief Financial Officer

Dated: May 30, 2001